EXHIBIT 10(iii)(r)
                                                     Page 1 of 14

                     INGERSOLL-RAND COMPANY
      EXECUTIVE DEFERRED COMPENSATION AND STOCK BONUS PLAN

1.   Statement of Purpose
     The purpose of the Ingersoll-Rand Company Executive Deferred Compensation and Stock Bonus Plan (the "Plan") is to further increase the mutuality of interest between Ingersoll-Rand (the "Company"), the employees and stockholders by providing certain of the Company's highly compensated employees the opportunity to elect to defer receipt of cash compensation, and to have the deferred amounts treated as if invested in Company stock.

2.   Definitions

          2.1 Beneficiary - "Beneficiary" means the person or persons designated as such in accordance with Section
          8.

          2.2 Change in Control - "Change in Control" shall have the same meaning as a "change in control of the Company" (as set forth in the Company's Incentive Stock Plan of 1995), unless a different definition is used for purposes of any severance of employment agreement or change of control arrangement between the Company and a Participant, in which event such definition shall apply.

          2.3 Class Year - "Class Year" means such calendar year for which Compensation may be deferred pursuant to the Plan.

          2.4  Committee - "Committee" means the Compensation and
          Nominating Committee of the Board of Directors of the Company, which will administer the Plan pursuant to the provisions of Section 3 of the Plan.

          2.5  Compensation - "Compensation" means the
          Participant's annual cash bonus award.

          2.6  Declining Balance Installments - "Declining
          Balance Installments" means a series of annual payments such that each payment is determined by taking the number of units in the Participant's Deferred
          Compensation Account as of the Distribution Date and dividing by the number of years of distributions remaining.

          2.7 Deferral Amount - "Deferral Amount" means the amount of Elective Deferred Compensation actually deferred by the Participant.

          2.8  Deferred Compensation Account - "Deferred
          Compensation Account" means the account maintained on the books of account of the Company for each Participant pursuant to Section 6.

          2.9 Disability - "Disability" means the Participant is eligible to receive benefits under a long term disability plan maintained by the Company.

          2.10 Distribution Date - "Distribution Date" means the date on which the Company makes distributions from the Participant's Deferred Compensation Account.

          2.11 Election Form - "Election Form" means the form or forms attached to this Plan and filed with the Committee by the Participant in order to participate in the Plan. The terms and conditions specified in the Election Form(s) are incorporated by reference herein and form a part of the Plan.

          2.12 Eligible Employee - "Eligible Employee" means Elected Officers of the Company, Division General Managers, and those other employees of the Company who have been selected by the Chief Executive Officer of the Company.

          2.13 IR Stock - "IR Stock" means the common stock of
          Ingersoll-Rand Company.

          2.14 Normal Retirement - "Normal Retirement" means termination of employment by a Participant after he/she has attained age 65 (62 for Elected Officers).

          2.15 Participant - "Participant" means an Eligible
          Employee participating in the Plan in accordance with the provisions of Section 4.

          2.16 Supplemental Contribution - "Supplemental
          Contribution" means an additional amount to be credited to a Participant's Deferred Compensation Account equal to twenty percent (20%) of the Participant's Deferral
          Amount for a Class Year.

          2.17 Valuation Date - "Valuation Date" means the date on which the value of a Participant's Deferred
          Compensation Account for each Class Year is determined as provided in Section 6 hereof.

3.   Administration of the Plan
     This Plan shall be administered by the Committee (or any successor committee) of the Board of Directors of the Company. The primary responsibility of the Committee is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Committee shall administer the Plan in accordance with its terms to the extent consistent with applicable law, and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Committee shall be conclusive and binding upon all affected parties. Any denial by the Committee of a claim for benefits under this Plan by a Participant or Beneficiary shall be stated in writing by the Committee and delivered or mailed to the Participant or Beneficiary. Such notice shall set forth the specific reasons for the Committee's decision. In addition, the Committee shall afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits has been denied for a review of the decision denying this claim.

4.   Participation
     Any Eligible Employee may elect to participate in the Plan for a given Class Year by filing a completed Election Form for the Class Year with the Committee. The Election Form must specify the percentage or dollar amount of any Compensation otherwise payable during such Class Year that will be deferred under the Plan. The minimum dollar amount that a Participant may defer under the Plan for any Class Year is $5,000. Any election to defer compensation is irrevocable upon the filing of the Election Form with the Committee, and must be completed and returned to the Committee no later than the December 31 immediately preceding such Class Year, or such earlier date as the Committee may specify. If an Eligible Employee fails to sign and return a properly completed Election Form by such date, the executive will be ineligible to defer Compensation under the Plan for the following Class Year.

5.        Vesting of Deferred Compensation Account

          5.1. Deferral Amount. A Participant shall vest immediately in the portion of his/her Deferred
          Compensation Account attributable to the Participant's
          Deferral Amount and any dividend equivalents credited thereto.

          5.2. Supplemental Contribution. A Participant shall vest in the portion of his/her Deferred Compensation attributable to any Supplemental Contributions and any dividend equivalents credited thereto on the earliest of: (1) the fifth anniversary of the date the Supplemental Contribution is credited to the Participant's Deferred Compensation Account; (2) the date of the Participant's Normal Retirement; (3) the Participant's death; (4) a Change in Control; or (5) a termination of the Plan pursuant to Section 9.2.

6.        Accounts and Valuations

          6.1 Deferred Compensation Accounts. The Committee shall establish and maintain a separate Deferred Compensation Account for each Participant for each Class Year. All Deferral Amounts shall be credited to the Participant's Deferred Compensation Account on the date when the Compensation is approved by the Company's Board of Directors.

          6.2 Account Valuation. The value of each Deferred Compensation Account shall be based upon the value of IR Stock. All Deferral Amounts and related Supplemental Contributions shall be credited to a Participant's Deferred Compensation Account in units, or fractional units, with each unit having a value equivalent to one share of IR Stock. The number of such credited units shall be determined by dividing the value of the Participant's Deferral Amount (or Supplemental Contributions) by the mean of the high and low prices of one share of IR Stock on the New York Stock Exchange-Composite Tape on the date the Compensation is credited to the Participant's Deferred Compensation Account. Dividends paid on IR Stock shall be reflected in a Participant's Deferred Compensation Account by the crediting of additional units or fractional units, equal to the value of the dividends and based upon the mean of the high and low prices of one share of IR Stock on the New York Stock Exchange-Composite Tape on the date such dividends are paid.

          6.3 Valuation in Event of Change in Control. In the event of a Change in Control, the value of each Deferred Compensation Account shall be determined by multiplying the number of units by the Fair Market Value of one share of Common Stock as provided in
          Section 10(b) of the Company's Incentive Stock Plan of 1995 or, for those Participants with change in control arrangements, the Company Stock Value as defined thereunder.

          6.4 Changes in Capitalization. If there is any change in the number or class of shares of IR Stock through the declaration of a stock dividend or other extraordinary dividends, or recapitalization resulting in stock splits, or combinations or exchanges of such shares or in the event of similar corporate transactions, the units in each Participant's Deferred Compensation Account shall be equitably adjusted to reflect any such change in the number or class of issued shares of IR Stock or to reflect such similar corporate transaction.

7.   Distribution of Accounts

          7.1 Normal Retirement Benefits. For Participants who terminate as a result of Normal Retirement, all Deferred Compensation Account balances shall be distributed in a lump sum on the later of (i) the first business day of the sixth month following the Participant's Normal Retirement, or (ii) the first business day of the calendar year following the Participant's Normal Retirement. Notwithstanding the foregoing, the Participant may elect in writing (at least twelve months prior to Normal Retirement) to receive the Deferred Compensation Account balances in:
          (a) a lump sum in January of the year specified by the Participant (but no later than five years following the Participant's Normal Retirement); or (b) in up to five annual installments payable each January commencing with the year following Normal Retirement. Annual installments shall be paid in Declining Balance Installments.

          7.2 Termination of Employment Prior to Normal Retirement. If employment with the Company terminates prior to Normal Retirement, then the vested portion of the Participant's Deferred Compensation Accounts shall be distributed in a lump sum as soon as practicable following the Participant's termination of employment, unless the Committee, at their sole discretion, agrees to permit distribution alternatives such as those described in paragraph 7.l above. For purposes of this Plan, Disability shall be deemed not to be a termination of employment.

          7.3 Change in Control. In the event of a Change in Control, all Deferred Compensation Account balances shall be valued pursuant to Section 6.3, and shall be distributed in cash in a lump sum within thirty (30) days following Normal Retirement, unless the Participant elects in writing (at least twelve months prior to Normal Retirement) to receive the Deferred Compensation Account balance in: (a) a lump sum in January of the year specified by the Participant (but no later than five years following the Participant's Normal Retirement); or (b) in up to five annual installments payable each January commencing with the year following Normal Retirement. Annual installments shall be paid in Declining Balance Installments.the Change in Control.

          7.4 Liquidating Distributions. Notwithstanding any provisions of the Plan to the contrary, the Company shall, as soon as practicable (but no later than 30 days) following the receipt of a written request from a Participant for a Liquidating Distribution, pay to the Participant the Participant's Liquidating Distribution Account Balance(s) in a lump sum. "Liquidating Distribution" shall mean a distribution requested by the Participant in writing directed to the Committee and specifically referencing this section and the Class Year(s) and Deferred Compensation Account(s) to which it applies. "Liquidating Distribution Account Balance" means that portion of the Deferred Compensation Account under the Plan in which the Participant is vested. Notwithstanding any provision of the Plan or the Participant's Election Form to the contrary, if the Participant requesting the Liquidating Distribution is, at the time of the request, an active employee of the Company, then for a period of two (2) Class Years following the year during which the request for the Liquidating Distribution is made, the Participant shall be ineligible to participate in the Plan with respect to any Compensation not yet deferred. In addition, the Participant shall forfeit any non-vested Supplemental Contributions in any Deferred Compensation Accounts distributed pursuant to this provision.

          7.5 Hardship Benefit. In the event that the Committee, upon written petition of the Participant specifying the Class Year(s) and Deferred Compensation Account(s) from which payment shall be made, determines in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Company may pay to the Participant in cash, as soon as practicable following such determination, an amount appropriate under the circumstances, not in excess of the portion of the Deferred Compensation Account(s) in which the Participant is vested. The Deferred Compensation Account(s) of the Participant shall thereafter be reduced to reflect the payment of a Hardship Benefit. In addition, the Participant shall forfeit any non-vested Supplemental Contributions, if any, attributable to that portion of a Deferred Compensation Account balance distributed to the Participant.

          7.6  Form of Payments.  Except as provided in Sections
          7.3, 7.5, and 7.7 Aall benefits payable to a Participant or Beneficiary under the Plan shall be paid in IR Stock, with one share distributed for each unit.
          All fractional shares shall be payable in cash.

          7.7 Taxes; Withholding. To the extent required by law, the Company shall withhold from payments made hereunder an amount equal to at least the minimum taxes required to be withheld by the federal or any state or local government.

8.   Beneficiary Designation
     If a Participant dies prior to receiving all Deferred Compensation Account balances, then the Participant's Beneficiary shall receive any unpaid amounts. The Participant's Beneficiary under this Plan shall be the Participant's beneficiary under the Ingersoll-Rand Company Savings and Stock Investment Plan, unless the Participant designates another Beneficiary in writing, and such written designation has been received by the Committee. A Participant may change the designated Beneficiary under this Plan at any time by providing such designation in writing to the Committee.

     If the Company is unable to determine a Participant's
     Beneficiary or if any dispute arises concerning a Participant's Beneficiary, the Company may pay benefits to the Participant's estate. Upon such payment, the Company shall have no further liability hereunder.

     If any distribution to a Beneficiary is to be made in installments, and the primary Beneficiary dies before receiving all installments, the remaining installments, if any, shall be paid to the estate of the primary Beneficiary.

9.   Amendment and Termination of Plan

          9.1 Amendment. The Plan may, at any time and from time to time, be amended without the consent of any Participant or Beneficiary, (a) by the Board of Directors of the Company, or (b) in the case of amendments which do not materially modify the provisions hereof, the Committee; provided, however, that no such amendment shall reduce any benefits accrued under the terms of this Plan prior to the date of amendment.

          9.2  Termination of Plan
                    a. Company's Right to Terminate. The Board of Directors of the Company may terminate the Plan at any time and for any reason.

                    b.   Payments Upon Termination.  Upon any
               termination of the Plan under this section, Compensation shall prospectively cease to be deferred and, with respect to Compensation previously deferred, the Company shall pay to the Participant, in a lump sum, the value of his/her Deferred Compensation Accounts.

10.  Miscellaneous

          10.1 Unsecured General Creditor. Benefits under the Plan shall be payable by the Company out of its general funds. The Company shall have the right to establish a reserve or make any investment for the purposes of satisfying its obligations hereunder for payment of benefits at its discretion, provided, however, that no Participant or Beneficiary shall have any interest in such investment or reserve. To the extent that any person acquires a right to receive benefits under this

          Plan, such rights shall be no greater than the right of any unsecured general creditor of the Company. No Participant shall have any of the rights or privileges of a stockholder of the Company under the Plan, including as a result of the crediting of units to a Deferred Compensation Account, except at such time as IR Stock is actually delivered in settlement of a Deferred Compensation Account.

          10.2 Entire Agreement; Successors.  This
          Plan, including the Election Form and any subsequently adopted amendments to the Plan or Election Form, shall constitute the entire agreement or contract between the Company and any Participant regarding this Plan. There are no convenants, promises, agreements, conditions or understandings, either oral or written, between the Company and any Participant relating to the subject matter hereof, other than those set forth herein. This Plan and any amendment hereof shall be binding on the Company and the Participants and their respective heirs, administrators, trustees, successors and assigns, including but not limited to, any successors of the Company by merger, consolidation or otherwise by operation of law, and on all designated Beneficiaries of the Employee.

          10.3 Non-Assignability. To the extent permitted by law, the right of any Participant or any Beneficiary in any benefit hereunder shall not be subject to attachment or any other legal process for the debts of such Participant or Beneficiary; nor shall any such benefit be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

          10.4 No Contract of Employment. The establishment of this Plan or any modification hereof shall not give any Participant or other person the right to remain in the service of the Company or any of its subsidiaries, and all Participants and other persons shall remain subject to discharge to the same extent as if the Plan had never been adopted.

          10.5 Authorization and Source of Shares. Shares necessary to meet the obligations of the Plan have been reserved and authorized pursuant to resolutions adopted by the Board of Directors of the Company on December 4, 1996, and additional shares shall be reserved and authorized for delivery under the Plan from time to time. These shares may be provided from newly-issued or treasury shares.

          10.6 Gender, Singular and Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

          10.7 Captions. The captions to the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

          10.8 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of New Jersey.

          10.9 Severability. If any provisions of this Plan shall, to any extent, be invalid or unenforceable, the remainder of this Plan shall not be affected thereby, and each provision of this Plan shall be valid and enforceable to the fullest extent permitted by law.

          10.10 Notice. Any notice or filing required or permitted to be given to the Committee shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company at 200 Chestnut Ridge Road, Woodcliff
          Lake, NJ 07675, directed to the attention of the Vice
          President, Human Resources. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.
          Any notice to the Participant shall be addressed to the Participant at the Participant's residence address as maintained in the Company's records. Any party may change the address for such party here set forth by giving notice of such change to the other parties pursuant to this Section.

                     INGERSOLL-RAND COMPANY
      Executive Deferred Compensation AND Stock Bonus Plan
                          Election Form


Name:  _______________________   Social Security No: __________

Complete Sections A and B of this Form. In order to be effective, you must submit your completed form to the Company by _____________, ______.

A.   Deferred Compensation
     To complete this Section, indicate the total amount you want to defer (maximum 100%) from your annual cash bonus award otherwise payable to you in ________.

     I elect to defer the following amount from my annual cash bonus award otherwise payable to me in _______ (select one):

     1.      [ ]  ____________% of my
             award otherwise payable to me in _________.

     2.      [ ]  $____________ (minimum $5,000) of the award
             otherwise payable to me in _______. If the total amount payable to me is less than the amount indicated, the deferral amount will be reduced to my total award.

     3. [ ] I elect to defer that portion of my award that exceeds $____________. If the deferred amount so determined is less than $5,000, the deferred portion will be increased to $5,000.

     4. [ ] I elect to defer that portion of my award that exceeds $____________. If the deferred amount so determined is less than $5,000, no amount will be deferred.

     If the total annual cash bonus award payable to me is less than $5,000, no amount will be deferred.

B.        Acknowledgment

     Sign and date this Section.

     I agree to be bound by the terms and conditions of the Plan and agree that such terms and conditions shall be binding upon my beneficiaries and personal representatives. I further acknowledge that the receipt of this election form is not intended to indicate the amount of any bonus that I will receive, or that an award will be made. I further agree, as a condition to participate, to satisfy the following stock ownership guidelines. (These guidelines take into account all sources of Company stock, such as Savings Plan accumulations, as well as stock units under this Plan, but not unexercised stock options or Management Incentive Units.)


                                              Time to Achieve
    Position              Guideline Target    Guideline Target

Chairman, CEO             5 Times Salary          5 Years

Vice Chairman, President, 4 Times Salary          5 Years
EVP, SVP

Group Presidents &        3 Times Salary          4 Years
Elected Officers

Other Participants        2 Times Salary          4 Years


    ________________________         ___________________
      Signature of Employee                  Date